UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 9, 2009
MEADOW VALLEY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-25428	88-0328443

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
4602 East Thomas Road, Phoenix, Arizona 85018
(Address of Principal Executive Offices) (Zip Code)
(602) 437-5400
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On January 9, 2009, Meadow Valley Corporation (the “Company”) received a staff (the “Staff”) determination letter from The Nasdaq Stock Market, LLC (“Nasdaq”) indicating that the Company fails to comply with the requirements for continued listing set forth in Nasdaq Marketplace Rules 4350(e) and 4350(g) (the “Rules”) as a result of the Company’s failure to hold its 2008 annual meeting by December 31, 2008. The letter stated that unless the Company requests an appeal of the determination, trading of the Company’s common stock will be suspended at the opening of business on January 21, 2009 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”) to remove the Company’s securities from listing and registration on Nasdaq. Pursuant to the Nasdaq Marketplace Rules, the Company may appeal the Staff’s delisting determination by requesting a hearing with the Nasdaq Listing Qualifications Panel (the “Panel”) no later than 4:00 pm Eastern Time on January 16, 2009, which request will stay any delisting of the Company’s common stock pending the Panel’s decision. In addition, commencing January 16, 2009 and until such time as the Company has regained compliance or been delisted, the Company’s trading symbol will be appended with the letter “e” indicating the Company’s non-compliance with the Rules.
     As previously announced, the Company is a party to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated July 28, 2008, with Phoenix Parent Corp. (which is now known as Meadow Valley Parent Corp.) and Phoenix Merger Sub, Inc., both affiliates of Insight Equity I LP. Although the Company’s common stock will not remain listed on Nasdaq if the closing of the Merger Agreement occurs, there is no assurance such a closing will occur. Consequently, the Company has determined to request a hearing with the Panel on or before January 16, 2009 so that the Company’s common stock will remain listed on Nasdaq at least until the earlier of the closing of the Merger Agreement and the Panel’s decision. There can be no assurance that the Company’s request for continued listing on Nasdaq will be granted by the Panel.
     On January 15, 2009, the Company issued a press release announcing receipt of the January 9, 2009 Staff determination letter as required by Nasdaq Marketplace Rule 4804(b). A copy of the press release is included as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit #	Description

99.1	Press release dated January 15, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meadow Valley Corporation
Date: January 15, 2009	By:	/s/ David Doty
David Doty
Chief Financial Officer